UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2008

SECURELOGIC CORP.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-28099	77-0571784
(State or other jurisdiction	(Commission	(IRS Employer
of organization)	File No.)	Identification No.)

43 Hamelacha Street
Netanya 42505, Israel
(Address of principal executive offices, zip code)

(866) 838-1102
(Registrant’s Telephone Number, Including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 917 CFR 240.13e-4(c))

Explanatory Note

This Report on Form 8-K/A amends and supplements the Report on Form 8-K (the “Report”) filed by SecureLogic Corp. (the “Registrant”) filed with the Securities and Exchange Commission on January 2, 2008.

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2008, the United States District Court for the Southern District of New York (the “Court”) approved the previously announced Settlement Agreement and Release (the “Settlement Agreement”) by and among Michael Gardner, Baytree Capital Associates, LLC, Treeline Investment Partners, LP, Sean Deson, David Jaroslowicz and Gene Rosenfeld (collectively, the “Plaintiffs”) and SecureLogic Corp. (the “Registrant”), along with certain of its officers and directors, Gary Koren, Shalom Dolev, Cathal L. Flynn, Iftach Yeffet, Tony Gross and Michael Klein (collectively, the “Defendants”) to settle a previously disclosed lawsuit. The Court reserved judgment on the proposed spin-out of a subsidiary designated as the licensee to certain iScreen licenses by the Plaintiffs.

A copy of Settlement Agreement is attached as Exhibit 10.1 to the original Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibit	Description

10.1	Settlement Agreement (previously filed on January 2, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the hereunto duly authorized.

SECURELOGIC CORP.

/s/ Gary Koren
Gary Koren, Chief Executive Officer

Dated: May 5, 2008